EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 101 to Registration Statement No. 002-42722 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on the attached Appendix A (the “Portfolios”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 25, 2016

Appendix A

Report Date

Funds

December 17, 2015

Eaton Vance Government Obligations Fund

December 22, 2015

Eaton Vance Short Duration Government Income Fund

December 18, 2015

Eaton Vance Short Duration High Income Fund

Portfolio whose financial statements are included in one or more of the above Funds annual reports for the year ending October 31, 2015:

Report Date

Funds

December 17, 2015

Government Obligations Portfolio

December 22, 2015

Short-Term US Government Portfolio

December 18, 2015

Short Duration High Income Portfolio